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                                  Exhibit 23.2

                       Consent of Independent Accountants



         We consent to the incorporation by reference in the Registration Statement on Form S-8 dated October 19, 1999 pertaining to the 1999 Stock Option, Deferred Stock and Restricted Stock Plan of Team Communications Group, Inc., of our report dated April 15, 1999 with respect to the consolidated financial statements of Team Communications Group, Inc., included in its Registration Statement on Form SB-2 dated August 26, 1999, filed with the Securities and Exchange Commission.

/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.

October 19, 1999
Los Angeles, California